Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2022

Jeffersonville, Indiana — February 6, 2023. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the “Company”), the holding company for First Savings Bank (the “Bank”), today reported net income of $2.9 million, or $0.41 per diluted share, for the quarter ended December 31, 2022 compared to net income of $4.3 million, or $0.60 per diluted share, for the quarter ended December 31, 2021.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “This first quarter of fiscal 2023 was challenging and included a number of generally nonrecurring items that adversely affected net income. The core banking segment recognized higher than normal provisions for loan losses due primarily to a $109 million increase in gross loans for the quarter. The SBA lending segment recognized a $351,000 impairment for the loan servicing asset due to the high-rate environment. And, due to restructuring during the quarter, the mortgage banking segment recognized approximately $1.8 million of expense that will not be recognized in future periods. This restructuring in mortgage banking included changes in leadership, elimination of surplus staffing positions, closure of nonperforming loan production offices (“LPOs”), and reduction in third-party and vendor related expenses. As part of the restructuring, the Bank has strategically focused on a predominately Midwest footprint for LPOs and a greater alignment of these with the core banking operations. While some expenses associated with the restructuring will be recognized in the quarter ending March 31, 2023, we are confident that this restructuring and realignment will result in the cessation of the significant losses recognized by the mortgage banking segment in recent quarters. The core banking segment continues to perform well and asset quality remains strong, but it’s increasing facing margin compression as funding costs increase in this rate environment, particularly those associated with wholesale funding sources such as home loan bank advances and brokered deposits. We are encouraged by the strong performance of the core banking segment and are optimistic for enhanced performance of the SBA lending and mortgage banking segments in future periods. Lastly, the Company repurchased 73,392 of its common shares during the quarter, in addition to the 199,195 purchased in the third and fourth quarters of fiscal 2022, which together totaled more than 3.8% of outstanding shares.”

Results of Operations for the Three Months Ended December 31, 2022 and 2021

Net interest income increased $2.4 million, or 17.0%, to $16.3 million for the three months ended December 31, 2022 as compared to the same period 2021. The increase in net interest income was due to a $7.7 million increase in interest income, partially offset by a $5.4 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $449.5 million, from $1.53 billion for 2021 to $1.98 billion for 2022, and an increase in the weighted-average tax-equivalent yield, from 4.22% for 2021 to 4.87% for 2022. The increase in the average balance of interest-earning assets was primarily due to increases in the average balance of investment securities and total loans of $152.3 million and $310.2 million, respectively. When excluding the impact from PPP loan payoffs, the increase in the average balance of loans was $360.7 million when comparing the two periods. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $415.1 million, from $1.20 billion for 2021 to $1.61 billion for 2022, and an increase in the average cost of interest-bearing liabilities, from 0.62% for 2021 to 1.79% for 2022. The increase in the average cost of interest-bearing liabilities for 2022 was due primarily to higher rates paid for brokered deposits and money market deposit accounts during the period.

The Company recognized a provision for loan losses of $984,000 for the three months ended December 31, 2022 due primarily to loan portfolio growth, compared to a provision of $526,000 for the same period in 2021. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $667,000 from $10.9 million at September 30, 2022 to $11.5 million at December 31, 2022. The Company recognized net charge-offs of $264,000 for the three months ended December 31, 2022, of which $247,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $47,000 in 2021.

Noninterest income decreased $11.4 million for the three months ended December 31, 2022 as compared to the same period in 2021. The decrease was due primarily to decreases in mortgage banking income and net gain on sale of SBA loans of $10.2 million and $861,000, respectively. The decrease in mortgage banking income was primarily due to a $3.9 million decrease in production revenue from lower originations for sale, a $4.4 million decrease in capitalized residential mortgage loan servicing rights, a $1.2 million decrease in realized and unrealized hedging gains in 2022 and a $1.2 million decrease in the fair value of the residential mortgage loan servicing rights portfolio in 2022 as compared to a $675,000 increase in fair value recognized in 2021, partially offset by a $1.3 million increase in the fair value of loans held for sale and interest rate lock commitments as compared to a $222,000 decrease in fair value recognized in 2021. Mortgage loans originated for sale were $77.6 million in the three months ended December 31, 2022 as compared to $541.1 million in 2021. The decrease in net gain on sales of SBA loans was due primarily to decreases in production and sales volume from the SBA lending segment, and lower premiums in the secondary market.

Noninterest expense decreased $7.3 million for the three months ended December 31, 2022 as compared to the same period in 2021. The decrease was due primarily to a decrease in compensation and benefits of $6.6 million. The decrease in compensation and benefits expense was due primarily to a reduction in staff and incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income.

The Company recognized an income tax expense of $83,000 for the three months ended December 31, 2022 compared to tax expense of $811,000 for the same period in 2021. The effective tax rate for 2022 was 2.8%, which was a decrease from the effective tax rate of 15.9% in 2021. The decrease was due to recognition of solar tax credits in 2022 and reduction of pre-tax net income in 2022 as compared to 2021.

Comparison of Financial Condition at December 31, 2022 and September 30, 2022

Total assets increased $103.2 million, from $2.09 billion at September 30, 2022 to $2.20 billion at December 31, 2022. Net loans held for investment increased $108.4 million during the quarter ended December 31, 2022, due primarily to growth in single-tenant net lease commercial real estate loans and residential mortgage loans.

Total liabilities increased $94.6 million due primarily to increases in total deposits, FHLB borrowings and other borrowings of $22.0 million, $70.3 million and $7.3 million, respectively. The increase in FHLB borrowings was primarily used to fund loan growth. The increase in other borrowings represents commercial loan transfers that were accounted for as secured borrowings.

Common stockholders’ equity increased $8.6 million, from $151.6 million at September 30, 2022 to $160.1 million at December 31, 2022, due primarily to increases in accumulated other comprehensive income and retained net income of $8.1 million and $2.0 million, respectively. The increase in accumulated other comprehensive income was primarily due to decreasing market interest rates during the three months ended December 31, 2022, which resulted in an increase in the fair value of the available-for-sale securities portfolio. At December 31, 2022 and September 30, 2022, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective September 15, 2021.

	Three Months Ended
OPERATING DATA:	December 31,
(In thousands, except share and per share data)	2022	2021

Total interest income	$23,483	$15,762
Total interest expense	7,222	1,859

Net interest income	16,261	13,903
Provision for loan losses	984	526

Net interest income after provision for loan losses	15,277	13,377

Total noninterest income	5,188	16,591
Total noninterest expense	17,511	24,852

Income before income taxes	2,954	5,116
Income tax expense	83	811

Net income	$2,871	$4,305

Net income per share, basic	$0.42	$0.60
Weighted average shares outstanding, basic	6,915,909	7,116,790

Net income per share, diluted	$0.41	$0.60
Weighted average shares outstanding, diluted	6,972,055	7,207,210

Performance ratios (three-month data annualized)
Return on average assets	0.54%	1.01%
Return on average equity	7.50%	9.45%
Return on average common stockholders' equity	7.50%	9.45%
Net interest margin (tax equivalent basis)	3.41%	3.73%
Efficiency ratio	81.64%	81.50%

FINANCIAL CONDITION DATA:	December 31,	September 30,	Increase
(In thousands, except per share data)	2022	2022	(Decrease)
		(As Restated)

Total assets	$2,196,919	$2,093,725	$103,194
Cash and cash equivalents	38,278	41,665	(3,387)
Investment securities	330,683	318,075	12,608
Loans held for sale	44,281	60,462	(16,181)
Gross loans (1)	1,599,020	1,489,904	109,116
Allowance for loan losses	16,080	15,360	720
Interest earning assets	1,994,374	1,898,051	96,323
Goodwill	9,848	9,848	-
Core deposit intangibles	721	775	(54)
Loan servicing rights	65,598	67,194	(1,596)
Noninterest-bearing deposits	315,390	340,172	(24,782)
Interest-bearing deposits (2)	1,222,451	1,175,662	46,789
Federal Home Loan Bank borrowings	377,643	307,303	70,340
Subordinated debt and other borrowings, net of issuance costs	95,458	88,206	7,252
Total liabilities	2,036,775	1,942,160	94,615
Accumulated other comprehensive income (loss)	(19,000)	(27,079)	8,079
Stockholders' equity, net of noncontrolling interests	160,144	151,565	8,579

Book value per share	$23.15	$21.74	$1.41
Tangible book value per share (3)	21.62	20.22	1.40

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,465	$5,474	$(9)
Nonaccrual loans - unguaranteed	6,058	5,382	676
Total nonaccrual loans	$11,523	$10,856	$667
Accruing loans past due 90 days	-	-	-
Total non-performing loans	11,523	10,856	667
Foreclosed real estate	-	-	-
Troubled debt restructurings classified as performing loans	2,580	2,714	(134)
Total non-performing assets	$14,103	$13,570	$533

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.01%	1.03%	(0.02%)
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.01%	1.03%	(0.02%)
Allowance for loan losses as a percent of nonperforming loans	139.55%	141.49%	(1.94%)
Nonperforming loans as a percent of total gross loans	0.72%	0.73%	(0.01%)
Nonperforming assets as a percent of total assets	0.64%	0.65%	(0.01%)

(1)	Includes $591,000 and $862,000 of PPP loans at December 31, 2022 and September 30, 2022, respectively.
(2)	Includes $326.2 million and $292.5 million of brokered certificates of deposit at December 31, 2022 and September 30, 2022, respectively.
(3)	See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of this item.
(4)	Denominator excludes PPP loans, which are fully guaranteed by the SBA. This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	December 31,	September 30,	Increase
Tangible Book Value Per Share	2022	2022	(Decrease)
(In thousands, except share and per share data)		(As Restated)

Stockholders' equity, net of noncontrolling interests (GAAP)	$160,144	$151,565	$8,579
Less: goodwill and core deposit intangibles	(10,569)	(10,623)	54
Tangible equity (non-GAAP)	$149,575	$140,942	8,633

Outstanding common shares	6,917,921	6,970,631	(52,710)

Tangible book value per share (non-GAAP)	$21.62	$20.22	$1.40

Book value per share (GAAP)	$23.15	$21.74	$1.41

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2022	2022	2022	2022	2021
		(As Restated)

Total cash and cash equivalents	$38,278	$41,665	$37,468	$31,105	$40,592
Total investment securities	330,683	318,075	309,027	284,674	220,926
Total loans held for sale	44,281	60,462	188,031	152,652	161,218
Total loans, net of allowance for loan losses	1,582,940	1,474,544	1,267,816	1,126,818	1,142,655
PPP loans	591	862	1,766	13,415	46,020
Loan servicing rights	65,598	67,194	69,039	68,267	59,187
Total assets	2,196,919	2,093,725	2,006,666	1,801,944	1,764,589

Retail deposits	$1,211,677	$1,223,330	$1,186,582	$1,151,437	$1,146,454
Brokered deposits	326,164	292,504	159,125	69,752	120,581
Total deposits	1,537,841	1,515,834	1,345,707	1,221,189	1,267,035
Federal Home Loan Bank borrowings	377,643	307,303	404,098	296,592	258,377

Common stock and additional paid-in capital	$27,425	$26,848	$27,236	$27,154	$27,073
Retained earnings - substantially restricted	163,890	161,927	161,438	159,732	153,630
Accumulated other comprehensive income (loss)	(19,000)	(27,079)	(12,560)	(1,336)	9,219
Unearned stock compensation	(1,361)	(969)	(1,075)	(1,180)	(1,285)
Less treasury stock, at cost	(10,810)	(9,162)	(5,826)	(4,417)	(4,417)
Total stockholders' equity	160,144	151,565	169,213	179,953	184,220

Outstanding common shares	6,917,921	6,970,631	7,110,706	7,169,826	7,169,826

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Statements of Income	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2022	2022	2022	2022	2021
		(As Restated)

Total interest income	$23,483	$21,152	$18,479	$15,801	$15,762
Total interest expense	7,222	4,327	2,568	1,788	1,859
Net interest income	16,261	16,825	15,911	14,013	13,903
Provision (credit) for loan losses	984	880	532	(30)	526
Net interest income after provision (credit) for loan losses	15,277	15,945	15,379	14,043	13,377

Total noninterest income	5,188	4,531	10,033	20,072	16,591
Total noninterest expense	17,511	19,514	22,835	25,461	24,852
Income before income taxes	2,954	962	2,577	8,654	5,116
Income tax expense (benefit)	83	(446)	(61)	1,619	811
Net income	$2,871	$1,408	$2,638	$7,035	$4,305

Net income per share, basic	$0.42	$0.20	$0.37	$0.99	$0.60
Weighted average shares outstanding, basic	6,915,909	6,988,873	7,073,204	7,076,355	7,116,790

Net income per share, diluted	$0.41	$0.20	$0.37	$0.98	$0.60
Weighted average shares outstanding, diluted	6,972,055	7,056,138	7,145,288	7,156,229	7,207,210

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Performance Ratios (Annualized)	2022	2022	2022	2022	2021
		(As Restated)

Return on average assets	0.54%	0.28%	0.55%	1.61%	1.01%
Return on average equity	7.50%	3.30%	6.06%	15.24%	9.45%
Return on average common stockholders' equity	7.50%	3.30%	6.06%	15.24%	9.45%
Net interest margin (tax equivalent basis)	3.41%	3.75%	3.77%	3.68%	3.73%
Efficiency ratio	81.64%	91.37%	88.02%	74.70%	81.50%

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Asset Quality Ratios	2022	2022	2022	2022	2021
		(As Restated)

Nonperforming loans as a percentage of total loans	0.72%	0.73%	0.77%	0.88%	1.10%
Nonperforming assets as a percentage of total assets	0.64%	0.65%	0.63%	0.73%	0.82%
Allowance for loan losses as a percentage of total loans	1.01%	1.03%	1.17%	1.27%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	139.55%	141.49%	151.59%	143.94%	116.12%
Net charge-offs to average outstanding loans	0.02%	0.03%	0.00%	0.02%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2022	2022	2022	2022	2021
		(As Restated)
Core Banking Segment:
Net interest income	$15,008	$14,994	$13,848	$11,847	$11,495
Provision (credit) for loan losses	701	769	910	(240)	(144)
Net interest income after provision (credit) for loan losses	14,307	14,225	12,938	12,087	11,639
Noninterest income	1,928	1,808	2,379	2,163	1,942
Noninterest expense	9,797	10,499	10,187	9,811	9,482
Income before income taxes	6,438	5,534	5,130	4,439	4,099
Income tax expense	946	735	568	330	500
Net income	$5,492	$4,799	$4,562	$4,109	$3,599

SBA Lending Segment (Q2):
Net interest income (5)	$995	$1,182	$1,449	$1,602	$1,875
Provision (credit) for loan losses	283	111	(378)	210	670
Net interest income after provision (credit) for loan losses	712	1,071	1,827	1,392	1,205
Noninterest income	754	480	584	1,658	1,901
Noninterest expense	1,924	1,891	2,341	2,253	2,236
Income (loss) before income taxes	(458)	(340)	70	797	870
Income tax expense (benefit)	(107)	(123)	26	240	265
Net income (loss) (6)	$(351)	$(217)	$44	$557	$605

Mortgage Banking Segment:
Net interest income	$258	$649	$614	$564	$533
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	258	649	614	564	533
Noninterest income	2,506	2,243	7,070	16,251	12,748
Noninterest expense	5,790	7,124	10,307	13,397	13,134
Income (loss) before income taxes	(3,026)	(4,232)	(2,623)	3,418	147
Income tax expense (benefit)	(756)	(1,058)	(655)	1,049	46
Net income (loss)	$(2,270)	$(3,174)	$(1,968)	$2,369	$101

(5) Includes net interest income derived from PPP loans of:	$1	$16	$173	$239	$550

(6) Includes net income attributable to the Company derived from PPP loans (tax effected) of:	$1	$12	$130	$179	$413

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2022	2022	2022	2022	2021
		(As Restated)
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.80	$0.68	$0.64	$0.58	$0.50
Net income (loss) per share, basic - SBA Lending (Q2) (7)	(0.05)	(0.03)	0.01	0.08	0.09
Net income (loss) per share, basic - Mortgage Banking	(0.33)	(0.45)	(0.28)	0.33	0.01
Total net income per share, basic (8)	$0.42	$0.20	$0.37	$0.99	$0.60

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.79	$0.68	$0.64	$0.57	$0.50
Net income (loss) per share, diluted - SBA Lending (Q2) (8)	(0.05)	(0.03)	0.01	0.08	0.09
Net income (loss) per share, diluted - Mortgage Banking	(0.33)	(0.45)	(0.28)	0.33	0.01
Total net income per share, diluted (8)	$0.41	$0.20	$0.37	$0.98	$0.60

Return on Average Assets by Segment (three-month data annualized)
Core Banking	1.17%	1.08%	1.12%	1.14%	1.05%
SBA Lending	(1.38%)	(0.85%)	0.17%	1.80%	1.55%
Mortgage Banking	(9.31%)	(9.44%)	(4.50%)	5.38%	0.23%

Efficiency Ratio by Segment (three-month data annualized)
Core Banking	57.85%	62.49%	62.78%	70.03%	70.57%
SBA Lending	110.01%	113.78%	115.15%	69.11%	59.22%
Mortgage Banking	209.48%	246.33%	134.14%	79.67%	98.89%

(7) Includes basic net income per share derived from PPP loans (tax effected) of:	$0.00	$0.00	$0.02	$0.03	$0.06

(8) Includes diluted net income per share derived from PPP loans (tax effected) of:	$0.00	$0.00	$0.02	$0.03	$0.06

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2022	2022	2022	2022	2021
		(As Restated)
Core Banking Segment:
Compensation (9)	$5,275	$4,444	$5,995	$5,207	$5,776
Occupancy	1,443	1,374	1,412	1,393	1,357
Advertising	213	272	284	297	232
Other	2,866	4,409	2,496	2,914	2,117
Total Noninterest Expense	$9,797	$10,499	$10,187	$9,811	$9,482

SBA Lending Segment (Q2):
Compensation	$1,622	$1,690	$1,619	$1,724	$1,685
Occupancy	54	41	60	64	78
Advertising	2	8	3	9	9
Other	246	152	659	456	464
Total Noninterest Expense	$1,924	$1,891	$2,341	$2,253	$2,236

Mortgage Banking Segment:
Compensation (9)	$3,788	$5,091	$7,601	$10,292	$9,867
Occupancy	363	491	597	622	678
Advertising	203	319	519	696	551
Other	1,436	1,223	1,590	1,787	2,038
Total Noninterest Expense	$5,790	$7,124	$10,307	$13,397	$13,134

(9) Compensation includes increases for Core Banking and corresponding decreases for Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$1,192	$945	$1,164	$869	$975

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Mortgage Banking Noninterest Expense Fixed vs. Variable	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2022	2022	2022	2022	2021

Noninterest Expense - Fixed Expenses	$4,561	$5,724	$6,989	$7,936	$7,752
Noninterest Expense - Variable Expenses (10)	1,229	1,400	3,318	5,461	5,382
Total Noninterest Expense	$5,790	$7,124	$10,307	$13,397	$13,134

	Three Months Ended
SBA Lending (Q2) Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2022	2022	2022	2022	2021
Final funded loans guaranteed portion sold, SBA	$11,293	$3,772	$5,364	$14,355	$14,131

Gross gain on sales of loans, SBA	$936	$393	$592	$1,670	$1,841
Weighted average gross gain on sales of loans, SBA	8.29%	10.42%	11.04%	11.63%	13.03%

Net gain on sales of loans, SBA (11)	$775	$249	$486	$1,327	$1,636
Weighted average net gain on sales of loans, SBA	6.86%	6.60%	9.06%	9.24%	11.58%

	Three Months Ended
Mortgage Banking Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2022	2022	2022	2022	2021

Mortgage originations for sale in the secondary market	$77,605	$185,981	$421,426	$459,434	$541,074

Mortgage sales	$96,177	$241,804	$426,200	$478,816	$587,928

Gross gain on sales of loans, mortgage banking (12)	$1,217	$2,630	$7,419	$10,988	$11,082
Weighted average gross gain on sales of loans, mortgage banking	1.27%	1.09%	1.74%	2.29%	1.88%

Mortgage banking income (13)	$2,496	$2,246	$7,093	$16,254	$12,744

(10)	Variable expenses include incentive compensation and advertising expenses.
(11)	Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.
(12)	Inclusive of gains on capitalized mortgage servicing rights, realized hedging gains and loan fees, and net of lender credits and other investor expenses.
(13)	Inclusive of loan fees, servicing income, gains or losses on mortgage servicing rights, fair value adjustments and gains or losses on derivative instruments, and net of lender credits and other investor expenses.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2022	2022	2022	2022	2021
Interest-earning assets		(As Restated)
Average balances:
Interest-bearing deposits with banks	$19,379	$28,318	$25,068	$36,029	$33,065
Loans, excluding PPP loans	1,582,538	1,477,857	1,381,366	1,268,983	1,221,879
PPP loans	644	1,310	4,271	22,066	51,178
Investment securities - taxable	111,936	94,836	103,536	50,165	47,717
Investment securities - nontaxable	241,504	230,312	202,534	163,472	153,452
FRB and FHLB stock	20,063	19,890	18,691	19,021	19,258
Total interest-earning assets	$1,976,064	$1,852,523	$1,735,466	$1,559,736	$1,526,549

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$144	$97	$37	$13	$14
Loans, excluding PPP loans	20,219	18,012	15,788	13,745	13,424
PPP loans	3	17	177	258	595
Investment securities - taxable	955	740	769	420	405
Investment securities - nontaxable	2,505	2,352	1,987	1,571	1,509
FRB and FHLB stock	220	265	169	146	149
Total interest income (tax equivalent basis)	$24,046	$21,483	$18,927	$16,153	$16,096

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	2.97%	1.37%	0.59%	0.14%	0.17%
Loans, excluding PPP loans	5.11%	4.88%	4.57%	4.33%	4.39%
PPP loans	1.86%	5.19%	16.58%	4.68%	4.65%
Investment securities - taxable	3.41%	3.12%	2.97%	3.35%	3.40%
Investment securities - nontaxable	4.15%	4.08%	3.92%	3.84%	3.93%
FRB and FHLB stock	4.39%	5.33%	3.62%	3.07%	3.09%
Total interest-earning assets	4.87%	4.64%	4.36%	4.14%	4.22%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2022	2022	2022	2022	2021
Interest-bearing liabilities		(As Restated)
Average balances:
Interest-bearing deposits	$1,213,419	$1,125,659	$998,868	$922,137	$913,297
Federal Home Loan Bank borrowings	311,146	301,027	325,460	280,190	264,617
Subordinated debt and other borrowings	88,304	50,179	50,152	24,592	19,870
Total interest-bearing liabilities	$1,612,869	$1,476,865	$1,374,480	$1,226,919	$1,197,784

Interest expense:
Interest-bearing deposits	$4,158	$2,306	$1,047	$738	$811
Federal Home Loan Bank borrowings	1,919	1,111	811	681	730
Subordinated debt and other borrowings	1,145	714	710	369	318
Total interest expense	$7,222	$4,131	$2,568	$1,788	$1,859

Weighted average cost (annualized):
Interest-bearing deposits	1.37%	0.82%	0.42%	0.32%	0.36%
Federal Home Loan Bank borrowings	2.47%	1.48%	1.00%	0.97%	1.10%
Subordinated debt and other borrowings	5.19%	5.69%	5.66%	6.00%	6.40%
Total interest-bearing liabilities	1.79%	1.12%	0.75%	0.58%	0.62%

Interest rate spread (tax equivalent basis, annualized)	3.08%	3.52%	3.61%	3.56%	3.60%

Net interest margin (tax equivalent basis, annualized)	3.41%	3.75%	3.77%	3.68%	3.73%

Net interest margin, excluding PPP loans and PPPLF borrowings (non-GAAP), (tax equivalent basis, annualized)	3.41%	3.75%	3.74%	3.67%	3.70%